United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 16, 2002

SBC COMMUNICATIONS INC.

A Delaware Corporation

Commission File No. 1-8610

IRS Employer No. 43-1301883

175 E. Houston, San Antonio, Texas 78205

Telephone Number (210) 821-4105

Item 5. Other Events

Throughout this document, SBC Communications Inc. is referred to as “we” or “SBC”. We are a holding company whose subsidiaries and affiliates operate in the communications services industry. Our subsidiaries and affiliates provide wireline and wireless telecommunications services and equipment, and directory advertising both domestically and worldwide.

SBC Communications Inc. (NYSE:SBC) today announced that it has agreed to sell its 15 percent interest in Cegetel S.A. to Vodafone Group PLC for approximately $2.27 billion in cash.

SBC anticipates recording a one-time pre-tax gain of approximately $1.5 billion related to this transaction upon its completion. The transaction is subject to customary reviews by European regulators, including the European Commission. SBC anticipates the transaction will close by December 31, 2002, subject to regulatory approval.

Cegetel is a joint venture which owns 80 percent of SFR, the second-largest wireless provider in France.

In the current business environment we believe it is appropriate to pursue opportunities to monetize certain non-core investments, such as our interest in Cegetel. In this period of regulatory and economic uncertainty we anticipate using the net proceeds from this transaction to reduce debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SBC Communications Inc.
/s/ John J. Stephens
John J. Stephens
Vice President and Controller

October 16, 2002